UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 17, 2009
MICHAEL BAKER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-6627	25-0927646

(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive Moon Township, Pennsylvania	15108

(Address of Principal Executive Offices)	(Zip Code)
(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Continuation Agreements
On April 20, 2009, Michael Baker Corporation (the “Company”) entered into employment continuation agreements with its senior executive officers, including the following named executive officers: Bradley L. Mallory, H. James McKnight and Edward L. Wiley.
Under each employment continuation agreement (each referred to as the “Agreement”), if the executive is employed on the date on which a change of control, as defined in the Agreement, occurs then the executive will be entitled to remain employed by the Company until the twenty-four month anniversary of the change of control, subject to the termination provisions described below. During such employment period, the executive’s position will be at least commensurate with that held immediately prior to the change of control and the executive’s services will be performed at the location where the executive was employed immediately before the change of control or at a different location within a specified distance from such location. During the employment period, the executive will (a) receive a base salary at a monthly rate at least equal to the monthly salary paid to the executive immediately prior to the change of control, (b) be afforded the opportunity to receive a bonus (i) on terms and conditions no less favorable to the executive than the annual bonus opportunity made available to the executive for the fiscal year ended immediately prior to the change of control and (ii) in an amount not less than the average bonus earned by executive during the three fiscal year period immediately prior to the change of control, (c) participate in all long-term incentive compensation programs for key executives and benefit plans at a level that is commensurate with the executive’s opportunity to participate in such plans immediately prior to the change of control, or if more favorable, at the level made available to the executive or other similarly situated officers at any time thereafter, (d) receive vacation and fringe benefits, expense reimbursement and office and support staff at a level that is commensurate with the executive’s benefits immediately prior to the change of control, or if more favorable, at the level made available to the executive or other similarly situated officers at any time thereafter, and (e) be indemnified, during and after his employment period, for claims arising from or out of the executive’s performance as an officer, director or employee of the Company to the maximum extent permitted by applicable law and the Company’s governing documents. The Company is also required to maintain existing or comparable insurance policies covering such matters at a level of protection that is no less than that afforded under the Company’s governing documents in effect immediately prior to the change of control.
If an executive’s employment is terminated after a change of control due to death or disability, as defined in the Agreement, the executive will receive only the executive’s base salary through the date of termination, any vested amounts or benefits under the Company’s benefit plans, including accrued but unpaid vacation, and any benefits payable for death or disability under applicable plans or policies. If, after a change of control, an executive’s employment is terminated by the Company for cause, as defined in the Agreement, or the executive voluntarily terminates his or her employment other than for good reason, as defined in the Agreement, the executive will receive only the executive’s base salary through the date of termination and any vested amounts or benefits under the Company’s benefit plans, including accrued but unpaid vacation. If, after a change of control, an executive’s employment is terminated by the Company other than for cause or the executive terminates his or employment for good reason the executive will receive (a) the executive’s base salary through the date of termination, (b) a cash amount equal to two times the sum of the executive’s annual base salary and the average of the bonuses payable to the executive for the Company’s three fiscal years ending immediately prior to the change of control, subject to reduction as provided in the Agreement, including for any further salary payable to executive for periods following termination of employment, and any severance benefit or separation pay otherwise payable to the executive under any Company benefit plan, policy, agreement or otherwise, and (c) any vested benefits under the Company’s benefit plans, including accrued but unpaid vacation. The executive will also be entitled to continue participation in all of the Company’s employee and executive welfare and fringe plans until the earlier of the twenty-four month anniversary of the termination date or the date the executive becomes eligible for comparable benefits under a similar plan, policy or program of a subsequent employer. The amounts described are subject to further reduction as may be necessary to avoid characterization of amounts as “excess parachute payments” under the Internal Revenue Code.
The Company will also pay the executive’s costs incurred in enforcing the Agreement if the executive is the prevailing party in a dispute. The Agreement also contains requirements and restrictions applicable to the executive’s disclosure of Company confidential information and return of Company property following a termination of employment.
A copy of the form of Agreement is attached hereto as Exhibits 10.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to Exhibit 10.1.
Consulting Agreement with Chairman of the Board
On April 17, 2009 the Company entered into Amendment No. 6 to Consulting Agreement (“Amendment No. 6”) between the Company and Richard L. Shaw, Chairman of the Board, effective April 26, 2009. Mr. Shaw was the Chief Executive Officer until February 21, 2008 and is therefore a named executive officer of the Company in our most recent proxy statement. The Consulting Agreement was effective April 25, 2001, and has previously been extended by one or two-year terms through April 26, 2009 and was previously amended for documentary compliance with Section 409A of the Internal Revenue Code of 1986, as amended. Amendment No. 6 extends the term of Mr. Shaw’s consulting agreement, which expires on April 26, 2009, on the same terms and conditions for an additional one year period expiring April 26, 2010, and including the previous Section 409A revisions.
A copy of Amendment No. 6 to Consulting Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing description of Amendment No. 6 is qualified in its entirety by reference to Exhibit 10.2.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

10.1	Form of Employment Continuation Agreement.
10.2	Amendment No. 6 to Consulting Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION
By:	/s/ H. James McKnight
H. James McKnight
Senior Vice President, General Counsel and Secretary

Date: April 21, 2009

EXHIBIT INDEX

Number	Description	Method of Filing

10.1	Form of Employment Continuation Agreement.	Filed herewith.
10.2	Amendment No. 6 to Consulting Agreement.	Filed herewith.